Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-110924) pertaining to the FleetBoston Financial Savings Plan of our report dated June 6, 2003, with respect to the financial statements and schedule of the FleetBoston Financial Savings Plan incorporated by reference for the year ended December 31, 2002.

/s/  ERNST & YOUNG LLP

      ERNST & YOUNG LLP

 Boston, Massachusetts
March 29, 2004